Exhibit 99.1

FOR IMMEDIATE RELEASE

Endo International plc Announces Pricing of Private Offering of Senior Secured Notes

DUBLIN, April 12, 2017– Endo International plc (NASDAQ: ENDP) (“Endo”) today announced that Endo Designated Activity Company, Endo Finance LLC and Endo Finco Inc. (collectively, the “Issuers”), its wholly-owned subsidiaries, priced $300 million aggregate principal amount of 5.875% senior secured notes due 2024 at an issue price of $1000 per $1000 principal amount in connection with their previously announced private offering. The notes will be senior obligations of the Issuers and will be guaranteed by Endo and certain of Endo’s subsidiaries and will be secured by first priority liens on the same collateral that secures Endo’s obligations under its previously announced newly proposed senior secured credit facilities.

Endo intends to use the net proceeds from the offering, together with approximately $3.4 billion of borrowings under its new term loan facility and cash on hand, to repay all outstanding loans and all other obligations under its existing credit facilities (the “Refinancing”) and to pay related fees and expenses.

The notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933 (the “Securities Act”), as amended, or any applicable state or foreign securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A, and to persons outside the United States in compliance with Regulation S under the Securities Act. Unless so registered, the notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release will not constitute an offer to sell or a solicitation of an offer to buy any notes or any other securities.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, Endo’s financing plans, including Endo’s intention to offer notes, the Refinancing and the details thereof and the use of proceeds of the proposed offering. Endo has tried, whenever possible, to identify such statements by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “projected,” “forecast,” “will,” “may” or similar expressions. Endo has based these forward-looking statements on its current expectations and projections about the growth of its business, its financial performance and the development of its industry. Because these statements reflect Endo’s current views concerning future events, these forward-looking statements involve risks and uncertainties. There can be no assurance that Endo will be able to complete the proposed offering on the anticipated terms, or at all. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward looking statements or information in this press release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings, as applicable, with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in Endo’s Annual Report on Form 10-K for the year ended December 31, 2016. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

CONTACTS:

Investors/Media:	Investors:	Media:
Stephen Mock	Nina Goworek	Heather Zoumas Lubeski
(845) 364-4833	(484) 216-6657	(484) 216-6829